Exhibit 99.1

FOR IMMEDIATE RELEASE
	Contact:	Ralph Finkenbrink	NASDAQ: NICK
Nicholas Financial, Inc.		Sr. Vice President, CFO	Web site: www.nicholasfinancial.com
Corporate Headquarters		Ph # - 727-726-0763

2454 McMullen-Booth Rd.
Building C, Suite 501
Clearwater, FL 33759

Nicholas Financial Reports Record

3rd Quarter Revenue and Earnings

January 27, 2011 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced that for the three months ended December 31, 2010 net earnings increased 54% to $4,475,000 as compared to $2,909,000 for the three months ended December 31, 2009. Per share diluted net earnings increased 52% to $0.38 as compared to $0.25 for the three months ended December 31, 2009. Revenue increased 11% to $15,995,000 for the three months ended December 31, 2010 as compared to $14,365,000 for the three months ended December 31, 2009.

For the nine months ended December 31, 2010, net earnings increased 58% to $12,033,000 as compared to $7,605,000 for the nine months ended December 31, 2009. Per share diluted net earnings increased 55% to $1.01 as compared to $0.65 for the nine months ended December 31, 2009. Revenue increased 11% to $46,679,000 for the nine months ended December 31, 2010 as compared to $42,216,000 for the nine months ended December 31, 2009.

According to Peter L. Vosotas, Chairman and CEO, “We are pleased to report record 3rd quarter revenue and earnings. Our results were favorably impacted by an increase in revenues and a reduction in the net charge-off rate. In the third quarter the Company entered the Illinois and Missouri markets where we have signed leases for new branch locations in Chicago and St. Louis. We expect these new locations to be fully operational by the end of the fourth quarter. The Company will then operate in fourteen states with a total of 56 branch locations.

Nicholas Financial, Inc. is one of the largest publicly traded specialty consumer finance companies based in the Southeastern states. The Company presently operates 54 branch locations in both the Southeastern and the Midwestern states. The Company has approximately 11,800,000 shares of common stock outstanding. For an index of Nicholas Financial, Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including general economic conditions, access to bank financing, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2010. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended December 31,		Nine months ended December 31,
	2010	2009	2010	2009
Revenue:
Interest and fee income on finance receivables	$15,985	$14,354	$46,650	$42,166
Sales	10	11	29	50

	15,995	14,365	46,679	42,216

Expenses:
Operating	6,244	5,788	18,735	17,424
Provision for credit losses	1,201	3,020	4,509	9,597
Interest expense	1,383	1,079	4,372	3,645
Change in fair value of interest rate swaps	(96)	(265)	(478)	(797)

	8,732	9,622	27,138	29,869

Operating income before income taxes	7,263	4,743	19,541	12,347
Income tax expense	2,788	1,834	7,508	4,742

Net income	$4,475	$2,909	$12,033	$7,605

Earnings per share:
Basic	$0.39	$0.25	$1.04	$0.67

Diluted	$0.38	$0.25	$1.01	$0.65

Weighted average shares	11,604,000	11,510,000	11,606,000	11,400,000

Weighted average shares and assumed dilution	11,900,000	11,725,000	11,867,000	11,617,000

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	December 31,	March 31,
	2010	2010
Cash	$3,352	$1,534
Finance receivables, net	222,309	202,440
Other assets	11,066	10,162

Total assets	$236,727	$214,136

Line of credit	$118,017	$107,275
Other liabilities	8,511	9,424

Total liabilities	126,528	116,699

Shareholders’ equity	110,199	97,437

Total liabilities andshareholders’ equity	$236,727	$214,136

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	Three months ended December 31,		Nine months ended December 31,
Portfolio Summary	2010	2009	2010	2009
Average finance receivables, net of unearned interest (1)	$255,571,347	$226,321,020	$247,650,478	$221,581,423

Average indebtedness (2)	$117,009,444	$110,060,915	$112,860,116	$106,465,014

Interest and fee income on finance receivables (3)	$15,984,880	$14,354,022	$46,649,661	$42,166,002
Interest expense	1,382,950	1,079,044	4,372,080	3,645,282

Net interest and fee income on finance receivables	$14,601,930	$13,274,978	$42,277,581	$38,520,720

Weighted average contractual rate (4)	23.48%	23.41%	23.45%	23.60%

Average cost of borrowed funds (2)	4.73%	3.92%	5.17%	4.57%

Gross portfolio yield (5)	25.02%	25.37%	25.12%	25.37%
Interest expense as a percentage of average finance receivables, net of unearned interest	2.16%	1.91%	2.35%	2.19%
Provision for credit losses as a percentage of average finance receivables, net of unearned interest	1.88%	5.34%	2.43%	5.77%

Net portfolio yield (5)	20.98%	18.12%	20.34%	17.41%
Marketing, salaries, employee benefits, depreciation and administrative expenses as a percentage of average finance receivables, net of unearned interest (6)	9.69%	10.12%	9.99%	10.38%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (7)	11.29%	8.00%	10.35%	7.03%

Write-off to liquidation (8)	7.20%	11.27%	6.97%	11.07%
Net charge-off percentage (9)	5.39%	8.39%	5.11%	8.12%

Note: All three and nine month key performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.
(2)	Average indebtedness represents the average outstanding borrowings under the Line. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.
(3)	Interest and fee income on finance receivables does not include revenue generated by Nicholas Data Services, Inc., (“NDS”) the wholly-owned software subsidiary of Nicholas Financial, Inc.
(4)	Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all Contracts purchased and direct loans originated during the period.
(5)	Gross portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents interest and fee income on finance receivables minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.
(6)	Administrative expenses included in the calculation above are net of administrative expenses associated with NDS which approximated $55,000 for both the three-month periods ended December 31, 2010 and 2009 and $173,000 and $164,000 during the nine-month periods ended December 31, 2010 and 2009, respectively
(7)	Pre-tax yield represents net portfolio yield minus operating expenses as a percentage of average finance receivables, net of unearned interest.
(8)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.
(9)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

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The following tables present certain information regarding the delinquency rates experienced by the Company with respect to Contracts and under its direct loan program:

		Delinquencies
Contracts	Gross Balance Outstanding	30 – 59 days	60 – 89 days	90 + days	Total
December 31, 2010	$353,963,564	$10,065,353	$2,807,904	$935,688	$13,808,945
		2.84%	0.79%	0.26%	3.89%

December 31, 2009	$310,682,358	$11,437,840	$3,810,954	$1,819,393	$17,068,187
		3.68%	1.23%	0.59%	5.50%
Direct Loans	Gross Balance Outstanding	30 – 59 days	60 – 89 days	90 + days	Total
December 31, 2010	$5,252,546	$63,680	$18,491	$14,378	$96,549
		1.21%	0.35%	0.27%	1.83%

December 31, 2009	$5,599,857	$141,300	$83,097	$44,320	$268,717
		2.52%	1.48%	0.79%	4.79%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest:

	Three months ended December 31,		Nine months ended December 31,
Contracts	2010	2009	2010	2009
Purchases	$31,865,984	$26,227,449	$105,346,702	$87,579,696
Weighted APR	23.48%	23.27%	23.45%	23.50%
Average discount	8.74%	9.08%	8.76%	9.07%
Weighted average term (months)	49	48	49	48
Average loan	$9,841	$9,486	$9,869	$9,465
Number of contracts	3,238	2,765	10,675	9,253

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